UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): March 23, 2020

KEY ENERGY SERVICES, INC.

(Exact name of registrant as specified in its charter)

Delaware (State or other Jurisdiction of Incorporation)	001-08038 (Commission File Number)	04-2648081 (IRS Employer Identification No.)

1301 McKinney Street, Suite 1800

Houston, Texas 77010

(Address of principal executive offices and Zip Code)

713-651-4300

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Common Stock, $0.01 par value	KEGX	OTC
(Title of each class)	(Trading symbol(s))	(Name of each exchange on which registered)

Indicate by check mark whether the registrant is an emerging growth company as deﬁned in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act ☐

Item 5.02 Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Mr. J. Marshall Dodson has served Key Energy Service, Inc. (“Key” or the “Company”) in various positions since 2005. As previously reported, effective as of December 30, 2019, Mr. Dodson was appointed to serve as the Company’s Senior Vice President, Interim Chief Executive Officer, Chief Financial Officer and Treasurer of the Company.  The Company previously reported that Mr. Dodson would serve in the position of Interim Chief Executive Officer until such time as the Company completed its search process for a successor Chief Executive Officer.

On March 25, 2020, Company announced that the board of directors (the “Board”) determined to make Mr. Dodson the Company’s permanent Chief Executive Officer, and approved a change in Mr. Dodson’s employee title to President, Chief Executive Officer and Interim Chief Financial Officer, effective immediately.  Mr. Dodson is expected to serve as the Interim Chief Financial Officer only until the Company completes its search process for a new Chief Financial Officer.

Mr. Dodson, age 49, has served on the Board since March 6, 2020. Mr. Dodson joined Key as Vice President and Chief Accounting Officer on August 22, 2005 and served in that capacity until being appointed Vice President and Treasurer on June 8, 2009. From February 6, 2009, until March 26, 2009, Mr. Dodson served in the additional capacity as interim principal financial officer and was appointed Senior Vice President and Chief Financial Officer on March 25, 2013. From May 11, 2018 to August 20, 2018, Mr. Dodson served as Senior Vice President, Interim Chief Executive Officer, Chief Financial Officer & Treasurer and then from August 2018, Mr. Dodson served as Senior Vice President, Chief Financial Officer & Treasurer until he was appointed Senior Vice President, Interim Chief Executive Officer, Chief Financial Officer & Treasurer on December 30, 2019. Prior to joining Key, Mr. Dodson served in various capacities at Dynegy, Inc., an electric energy production and services company, from 2002 to August 2005, most recently serving as Managing Director and Controller, Dynegy Generation since 2003. Mr. Dodson started his career with Arthur Andersen LLP in Houston, Texas in 1993, serving most recently as a senior manager prior to joining Dynegy, Inc. Mr. Dodson received a BBA from the University of Texas at Austin in 1993. Mr. Dodson also served as a director for Enduro Resource Partners LLC, a private exploration and production company from November 2017 until July 2018.

There is no arrangement or understanding between Mr. Dodson and any other person(s) pursuant to which he was selected to be an officer of the Company, and Mr. Dodson does not have any family relationships with any of the Company’s executive officers or directors.  None of Mr. Dodson’s compensation arrangements were modified or amended in connection with his transition to the permanent Chief Executive Officer.

A copy of the press release the Company issued regarding Mr. Dodson’s appointment is attached hereto as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

(d)  Exhibits.

99.1	Press Release, dated March 25, 2020.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KEY ENERGY SERVICES, INC.

Date: March 25, 2020	By:	/s/ Katherine I. Hargis
Katherine I. Hargis
Senior Vice President, Chief Administrative Officer, General Counsel & Corporate Secretary